Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on form S-3 of our report dated October 31, 2007, relating to our audit of the financial statements of Mobile Process Technology, Co. for the years ended August 31, 2007 and 2006, respectively, which appears in the current report on Form 8-K/A of Basin Water, Inc. filed with the Securities and Exchange Commission on November 28, 2007.

/s/ RHEA & IVY, PLC

Memphis, TN

December 17, 2007